EXHIBIT 10.37

SIXTH LOAN MODIFICATION AGREEMENT

     This Sixth Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of July 15, 2004, by and between SILICON VALLEY BANK, a California-chartered bank, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts 02462, doing business under the name “Silicon Valley East” (“Bank”) and GREENFIELD ONLINE, INC., a Delaware corporation with its principal place of business at 21 River Road, Wilton, Connecticut 06897 (“Borrower”).

1. DESCRIPTION OF EXISTING INDEBTEDNESS. Among other obligations and indebtedness which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of August 9, 2001, evidenced by, among other documents, a certain Accounts Receivable Financing Agreement dated as of August 9, 2001, as amended by a certain First Loan Modification Agreement dated as of September 24, 2001, as affected by a certain Consent and Partial Release dated December 21, 2001 and a certain Consent dated January 30, 2002, as further amended by a certain Second Loan Modification Agreement dated as of January 31, 2002, as further amended by a certain Third Loan Modification Agreement dated September 26, 2002, as further affected by a certain Limited Waiver dated August 6, 2003 and as further amended by a Fourth Loan Modification Agreement dated as of August 22, 2003 and as further modified by a certain Fifth Loan Modification Agreement dated as of March 18, 2004 (as amended, the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement

2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement and a certain Intellectual Property Security Agreements dated August 9, 2001 and September 26, 2002 (collectively, the “IP Agreement”) (hereinafter, collectively, the “Security Documents”).

Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3. DESCRIPTION OF CHANGE IN TERMS.

Modifications to Loan Agreement.

1.	Effective as of the date hereof, the Loan Agreement shall be amended by deleting the Section 6.3(N) and inserting in lieu thereof the following:

1. “(N) Maintain its primary operating accounts with Bank and after October 15, 2004 maintain its primary depository accounts with Bank. All necessary transfers shall take place on or before October 15, 2004.”

4. RATIFICATION OF INTELLECTUAL PROPERTY SECURITY AGREEMENT. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of the IP Agreement, and acknowledges, confirms and agrees that, IP Agreement contains an accurate and complete listing of all Intellectual Property Collateral as defined in the IP Agreement.

5. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

6. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

7. NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

8. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

9. JURISDICTION/VENUE. Borrower accepts for itself and in connection with its properties, unconditionally, the non-exclusive jurisdiction of any state or federal court of competent jurisdiction in the Commonwealth of Massachusetts in any action, suit, or proceeding of any kind against it which arises out of or by reason of this Loan Modification Agreement; provided, however, that if for any reason Bank cannot avail itself of the courts of the Commonwealth of Massachusetts, then venue shall lie in Santa Clara County, California. NOTWITHSTANDING THE FOREGOING, THE BANK SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION WHICH THE BANK DEEMS NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR TO OTHERWISE ENFORCE THE BANK’S RIGHTS AGAINST THE BORROWER OR ITS PROPERTY.

10. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

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     This Loan Modification Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

GREENFIELD ONLINE, INC.		SILICON VALLEY BANK

By:	/s/ Jonathan A. Flatow	By:	/s/ David Reich

Name: Jonathan A. Flatow		Name: David Reich
Title: VP & General Counsel		Title: SVP

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